Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2007, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.  Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS

Thousands of dollars

Cash and balances due from

depository institutions:

Noninterest-bearing balances

and currency and coin . . . . .     $22,912,000

Interest-bearing balances . . . . . .      59,850,000

Held-to-maturity securities . . . . .           1,000

Available-for-sale securities . . . .     188,052,000

Federal funds sold in domestic

      Offices

    503,000

Federal funds sold and

securities purchased under

agreements to resell.. . . . . .     11,797,000

Loans and leases held for sale . . . .     17,200,000

Loans and lease financing

receivables:

Loans and Leases, net of

unearned income . . . . . .

620,019,000

LESS: Allowance for loan and lease

losses . . . . . . . . . . .

  6,517,000

Loans and leases, net of unearned

Income and allowance            .   613,502,000

Trading assets . . . . . . . . . . . . .  126,525,000

Premises and fixed assets

(including capitalized leases)  .     5,539,000

Other real estate owned . . . . . . . . .     379,000

Investments in unconsolidated

subsidiaries and associated

companies . . . . . . . . . . . . . . 3,783,000

Intangible assets: Goodwill . .  . . . . . 17,105,000

Intangible assets: Other intangible

 assets . . . . . . . . . . . . . . .12,167,000

Other assets . . . . . . . . .  . . . . .  53,525,000

TOTAL ASSETS . . . . . . .  . . . . . .$1,132,840,000

LIABILITIES

Deposits: In domestic offices . . .. . . $204,020,000

Noninterest- bearing . . . . . . . .  .    41,604,000

Interest- bearing . . . . . . . . .  . .  162,416,000

In foreign offices, Edge and

Agreement subsidiaries,

and IBFs . . . . . . . . . . . . .   521,928,000

Noninterest- bearing . . .. . . . . . .     35,546,000

Interest- bearing . . . . . . . . .  . .  486,382,000

Federal Funds purchased and securities sold under

Agreements to repurchase:

Federal funds purchased in domestic

      Offices                               9,226,000

Securities sold under agreements

to repurchase:      . . . . . . . . . . .  14,386,000

Fee

Trading liabilities . . . . . . . . . . .  54,213,000

Other borrowed money (includes

mortgage indebtedness and

obligations under capitalized

leases):    . . . . . . . . . . . .  167,734,000

Subordinated notes and debentures . . . .   25,400,000

Other liabilities . . . . . . . . . . . .   50,735,000

TOTAL LIABILITIES . . . . . . . . . . . $1,047,642,000

Minority interest in consolidated

Subsidiaries.. .. .. .. .. .. .. .. .. .. .. 1,133,000

EQUITY CAPITAL

Perpetual preferred stock and

related surplus . . . . . . . . . .           0

Common stock . . . . . . . . . . . . . .      751,000

Surplus . . . . . . . . . . .  . . . . . . 49,487,000

Retained Earnings . . . . . . . . . . . .  35,343,000

Accumulated net gains (losses)

on cash flow hedges . . .. . . . . . –1,516,000

Other equity capital components . . . . .           0

TOTAL EQUITY CAPITAL . . . . .. . .. . .  $84,065,000

TOTAL LIABILITIES AND EQUITY

CAPITAL . . . . . . . . . .. . . $1,132,840,000

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

CARY CRITTENDEN

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

SALLIE KRAWCHECK

KEVIN KESSINGER

DAVID BUSHNELL

DIRECTORS